UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

HILLS BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HILLS BANCORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 16, 2012

The Annual Meeting of the Shareholders of Hills Bancorporation, an Iowa corporation (the “Company”), will be held at the Hills Community Center, Hills, Iowa, on Monday, the 16th day of April, 2012, at 4:00 o’clock p.m., local time, for the following purposes:

1.	To elect five members of the Board of Directors.
2.	To approve a non-binding advisory vote on executive compensation.
3.	To approve the 2012 Hills Bancorporation Employee Stock Purchase Plan.
4.	To approve, on a non-binding basis, the Company’s appointment of its independent registered public accounting firm.
5.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 2, 2012, as the record date for the determination of the shareholders entitled to notice of, to attend, and to vote at, the meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to attend and vote at the meeting, or any adjournments thereof.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE COMPANY SOLICITS YOU TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY WITHDRAW YOUR PROXY AND DO SO.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 16, 2012.

Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet.

This Notice of Meeting, Proxy Statement, and our Annual Report to Shareholders for the fiscal year ended December 31, 2011, are available online and may be accessed at www.envisionreports.com/HBIA or www.edocumentview.com/HBIA.  In accordance with applicable rules, we do not use “cookies” or other software that identifies visitors accessing these materials on this website. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Date: March 16, 2012	By Order of the Board of Directors

Hills Bancorporation	Dwight O. Seegmiller
131 Main Street	President and CEO
Hills, Iowa 52235

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
HILLS BANCORPORATION

To Be Held on April 16, 2012

HILLS BANCORPORATION
131 Main Street
Hills, Iowa 52235

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 16, 2012

This Proxy Statement is furnished to shareholders of Hills Bancorporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held April 16, 2012, and any adjournments thereof. This Proxy Statement and form of Proxy enclosed herewith are first being sent to the shareholders of the Company entitled to vote at the Annual Meeting on or about March 16, 2012.

If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein and FOR the approval of Proposals 2, 3 and 4.

If your shares are held in brokerage or similar account, your broker is not permitted to vote on your behalf for any of Proposals 1, 2 or 3 absent voting instructions from you.  Consequently, for your vote to be counted in the election of directors and on the proposals regarding:  the non-binding advisory vote on executive compensation; and the approval of the Company’s 2012 Employee Stock Purchase Plan, you must communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

Shareholders may vote on the Proposals presented at the Annual Meeting as follows:

As to Proposal 1, the election of directors:

•	Vote “FOR” all of the nominees for director
•	Withhold votes on all of the nominees for director
•	Withhold votes for one or more nominees

Because the election of directors is determined by a plurality, the nominees receiving the most votes “FOR” are elected.

As to Proposal 2, the non-binding advisory vote on executive compensation:

•	Vote “FOR” the proposal
•	Vote “AGAINST” the proposal
•	Abstain from voting on the proposal

As to Proposal 3, to approve the 2012 Hills Bancorporation Employee Stock Purchase Plan:

•	Vote “FOR” the proposal
•	Vote “AGAINST” the proposal
•	Abstain from voting on the proposal

As to Proposal 4, the non-binding advisory vote on the appointment of the Company’s independent registered public accounting firm:

•	Vote “FOR” the proposal
•	Vote “AGAINST” the proposal
•	Abstain from voting on the proposal

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve each of Proposals 2, 3 and 4.  An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of the passage of the proposal.

The Board of Directors recommends that you vote FOR each of the director nominees named in this Proxy Statement and FOR approval of each of Proposals 2, 3, and 4.

Only shareholders of record at the close of business on March 2, 2012, are entitled to notice of, to attend and to vote at the meeting. There were 4,758,738 shares of common stock of the Company outstanding at the close of business on that date, all of which will be entitled to vote. A quorum exists when a majority of the shares entitled to vote are represented at the Annual Meeting in person or by proxy.  Abstentions, which include shares present at the meeting in person or proxy and otherwise entitled to vote, but which are not affirmatively cast with respect to a particular proposal, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Holders of the shares of common stock are entitled to one vote per share standing in their names on the record date on all matters. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will not be counted as votes cast with respect to any matter to come before the meeting and will not affect the outcome of any matter.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, electronic mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the meeting if shareholders who do not expect to attend in person will return signed proxies promptly whether they own a few or many shares.

A shareholder may revoke his or her Proxy at any time prior to the voting thereof by filing with the Treasurer of the Company at the Company’s principal office at 131 Main Street, Hills, Iowa 52235, a written revocation or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy at the meeting at any time before it is exercised.

PROPOSAL 1
ELECTION OF DIRECTORS
INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

The Company currently has eleven directors with staggered terms of office.  Two current members of the board, Directors Stutsman and Bywater, will not be standing for reelection at this year’s Annual Meeting of Shareholders because of provisions requiring mandatory retirement upon reaching the age of 72.   As a consequence, Mr. Thomas R. Wiele has been nominated to stand for election to the Board of Directors at the 2012 Annual Meeting of Shareholders in order to fill the vacancy created by the retirement of Willis M. Bywater.  Each of the other nominees for election presently serves on the Board of Directors, and, along with Mr. Wiele, is being nominated to serve a three-year term.  A fifth nominee, Ms. Emily A. Hughes, has also been nominated to serve a two-year term as a result of the vacancy created by the retirement of Ronald E. Stutsman.  The Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board of Directors may designate.

Each director of the Company also serves as a director of the Company’s wholly-owned subsidiary, Hills Bank and Trust Company (the “Bank”), which is a commercial bank.  The Company anticipates that, following the election of the nominees set forth below, all directors of the Company will continue to serve as directors of the Bank.  The directors of the Bank are elected by the vote of the Company as the sole shareholder of the Bank.

Set forth below are the names of the five persons nominated by the Board of Directors for election as directors of the Company at the 2012 Annual Meeting, along with certain other information concerning such persons.

Name and Year		Positions &	Principal Occupation or Employment
First Become		Offices Held	During the Past Five Years and Education
Director	Age	With Company	Pertaining to Board of Director Qualifications

Director Nominee Who Will Serve Until the 2014 Annual Meeting

Emily A. Hughes	44	Nominee for Director
Professor and Bouma Fellow in Law, University of Iowa College of Law since 2011.  From 2006 to 2011, associate professor and tenured professor at Washington University School of Law.  Ms. Hughes obtained her law degree from the University of Michigan Law School.

Name and Year		Positions &	Principal Occupation or Employment
First Become		Offices Held	During the Past Five Years and Education
Director	Age	With Company	Pertaining to Board of Director Qualifications

Director Nominees Who Will Serve Until the 2015 Annual Meeting

Thomas R. Wiele	59	Nominee for Director	Owner, Dealer and Operator of Wiele Motor Company, located in West Liberty and Columbus Junction, Iowa.

Michael S. Donovan 2007 - Company 2007 - Bank	49	Director
Farmer and President of Donovan & Sons, Ltd., a local Johnson County, Iowa family farm corporation, and partner in PVP1, LLP, a local pork production operation. Mr. Donovan is a graduate of North Iowa Area Community College.

Thomas J. Gill, D.D.S. 1993 - Company 1993 - Bank	65	Director	Dentist - Private Practice in Coralville, Iowa since 1980. Dr. Gill is a graduate of the University of Iowa College of Dentistry.

Dwight O. Seegmiller 1986 - Company 1986 - Bank	59	Director & President
President of the Company and the Bank.  Mr. Seegmiller is a graduate of Iowa State University’s Agricultural Business Honors Program and the Stonier Graduate School of Banking at Rutgers University.  He joined the Company in 1975 and has been President of the Company since 1986.  Prior to 1986, Mr. Seegmiller was the Senior Vice President of Lending.

Additional information regarding the five nominees for election to the Board of is as follows:

Emily A. Hughes:  Ms. Hughes is a nominee to the Board of Directors in 2012.  Ms. Hughes is a professor and Bouma Fellow in Law at the University of Iowa College of Law.  Before joining the University of Iowa College of Law faculty, Ms. Hughes was a professor at Washington University School of Law, and co-director of the Center for Justice in Capital Cases at DePaul University College of Law.  Ms. Hughes also worked as a public defender for the Office of the Iowa State Public Defender in Iowa City.  Ms. Hughes graduated from the University of Michigan Law School and has a master’s degree in international relations from Yale University.  Ms. Hughes is a member of the Missouri, Illinois and Iowa bar associations.  Ms. Hughes’experience with the largest employer in the Company’s trade area, the University of Iowa, and her legal expertise will provide important insight to the Board of Directors.

Thomas R. Wiele:  Mr. Wiele is a nominee to the Board of Directors in 2012.  Mr. Wiele is a dealer and operator of Wiele Motor Company located in West Liberty and Columbus Junction, Iowa.  Wiele Motor Company is a local Chevrolet and Buick automobile dealer.  Mr. Wiele has been a partner and owner of Wiele Motor Company since 1978.  Mr. Wiele is a member of the National Association of Automobile Dealers, the Iowa Association of Automobile Dealers and the Chevrolet Society of Sales Executives.  Mr. Wiele’s business expertise and knowledge will be a valuable contribution to the Board of Directors and will provide important insight into the Board of Director’s loan responsibilities.  Mr. Wiele has considerable knowledge of the Company’s trade area and is active in community organizations.

Michael S. Donovan:  Mr. Donovan was elected to the Board of Directors in 2007.  Mr. Donovan at that time also became a member of the Board of Directors of the Company’s wholly-owned subsidiary Bank.  Mr. Donovan is a farmer and the President and a shareholder of Donovan and Sons, Ltd, an Iowa farm corporation.  Mr. Donovan also is a partner in PVP1, LLP, a pork production operation in the Company’s trade area.  Mr. Donovan is a graduate of North Iowa Area Community College.  Mr. Donovan serves on the Trust Committee and Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Donovan’s expertise and agricultural knowledge, especially in the area of hog production, is a valuable contribution to the Board of Directors and provides important insight into the Board of Directors’ loan responsibilities.

Thomas J. Gill, D.D.S.:  Dr. Gill was elected to the Board of Directors in 1993.  Dr. Gill at that time also became a member of the Board of Directors of the Company’s wholly-owned subsidiary Bank.  The Board Committees on which Dr. Gill serves are the Loan Committee and the Compensation and Incentive Stock Committee.  Dr. Gill is a graduate of the University of Iowa College of Dentistry and has been a dentist in private practice since 1980.  Dr. Gill is a Coralville, Iowa resident and is active in local government.  Dr. Gill’s experience as a small business owner and knowledge of the Johnson County, Iowa area provide an important contribution to the Board of Directors.

Dwight O. Seegmiller:  Mr. Seegmiller has served as a Director of the Company since 1986 and its wholly-owned subsidiary Bank since 1986.  Mr. Seegmiller is the President and Chief Executive Officer of the Company and the Bank.  Prior to becoming President of the Company and the Bank in 1986, Mr. Seegmiller was the Senior Vice President of Lending.  Mr. Seegmiller joined the Bank in 1975.  Mr. Seegmiller graduated from Iowa State University’s Agricultural Business Honors Program.  Mr. Seegmiller graduated from the Stonier Graduate School of Banking at Rutgers University in 1981.  Mr. Seegmiller’s knowledge of the Company and the Bank provide consistent and valuable contributions to the Board of Directors.

None of the nominees currently serves, or has served in the past five years, as a director of another company whose securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or whose securities are subject to the requirements of Section 15(d) of the Exchange Act or a company registered under the Investment Company Act of 1940, as amended.  There are no family relationships among the Company’s Directors, nominees for Director and executive officers.

The Board of Directors unanimously recommends to the Shareholders a vote “FOR” the election of the above-listed persons as directors for the Company.

PROPOSAL 2
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related SEC regulations, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “say on pay”).  As approved by its shareholders at last year’s annual meeting, the Company is submitting this non-binding vote on an annual basis.  Accordingly, you may vote on the following resolution at the 2012 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K of the SEC, including the Compensation Discussion and Analysis, compensation tables, and the related narrative disclosure is hereby approved.”

This vote is nonbinding.  The Board and the Compensation and Incentive Stock Committee, which is comprised of non-employee  directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Shareholders are encouraged to review the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of our executive compensation programs.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

PROPOSAL 3
APPROVAL OF THE 2012 HILLS BANCORPORATION
EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has proposed that the Company adopt the 2012 Hills Bancorporation Employee Stock Purchase Plan (the “ESPP”), as described in more detail below. The purpose of the ESPP is to provide eligible employees with an opportunity to share in the ownership of the Company by providing them with a convenient means to purchase shares of common stock of the Company through payroll deductions.

The Board of Directors of the Company approved the ESPP on February 28, 2012, subject to shareholder approval, and the ESPP will become effective on July 1, 2012 if it is approved by the shareholders at the 2012 Annual Meeting.

Description of the ESPP

Shares Available. If approved by the shareholders, up to 50,000 shares of the common stock will be offered to eligible employees in quarterly offerings under the ESPP.  There were 4,758,738 shares outstanding as of January 31, 2012.  The proposed 50,000 shares represent 1.05% of the outstanding shares.  The shares may be authorized and unissued shares, treasury shares or shares purchased on the open market or by private purchase.

Eligibility. Employees of the Company, the Bank or their subsidiaries who have been employed at least three months are eligible to participate in the ESPP, except for employees whose customary employment is twenty hours per week or less.

Operation of the ESPP. The Company will permit eligible employees to enroll to purchase shares of common stock in quarterly offerings, beginning on each July 1, October 1, January 1 and April 1 (or on such other dates as the Company may designate).

An eligible employee who elects to purchase shares of common stock in an offering under the ESPP will pay for these shares by authorizing payroll deductions from his or her compensation during the quarterly offering period. An eligible employee may elect to authorize payroll deductions of between 1% and 15% of his or her compensation (but not more than $2,500 during any quarter).   These amounts will be deducted from his or her pay during the offering period

On the purchase date for an offering period (usually, the last trading day of the quarterly offering period), the payroll deductions accumulated on each eligible employee’s behalf during the offering period will be used to purchase shares of common stock.  The purchase price will be equal to the lesser of the fair market value of the common stock at the beginning of the offering period or the fair market value on the purchase date at the end of the offering period.  For this purpose, the fair market value of the common stock will typically be determined on the basis of the most recent independent stock appraisal received by the Company.  The exact number of shares purchased for each participating employee will be determined by dividing the amount of the payroll deductions accumulated on the employee’s behalf through the purchase date by the applicable price.   However, no participating employee will be permitted to purchase common stock under the ESPP at a rate that exceeds $10,000 in fair market value of the common stock, determined at the beginning of the offerings, during each calendar year.

Shares purchased under the ESPP initially will be issued in book entry form, and held in that form by the Bank’s Trust Department until the employee requests delivery of a stock certificate for the shares in his or her ESPP account.

A participating employee may elect to withdraw from a quarterly offering, by written notice delivered to the Company at least 5 business days prior to the purchase date for the offering.  In this event, no shares will be purchased on his or her behalf, his or her payroll deductions will be reduced to 0% for the rest of the offering period, and the amounts already withheld from his or her pay during the offering period will be returned.  A participant who withdraws may not enroll in any subsequent offerings under the ESPP until January 1st of the next calendar year.  Upon termination of a participating employee’s employment with the Company, his or her participation in the ESPP will terminate, all remaining payroll deductions accumulated on his or her behalf will be returned, and the shares held in his or her ESPP account will be delivered to him or her.  As an alternative, the former employee may request that the shares in his or her ESPP account be sold and the proceeds delivered to the participant in cash.

The Company will maintain an account for each participant to reflect the shares of common stock purchased under the ESPP by each participant. Participants will receive quarterly statements of the shares and/or cash balances credited to their accounts.

Administration. The ESPP will be administered by the Compensation Committee of the Board or any other committee the Board appoints for this purpose. (For the purposes of this summary, references to the “Committee” include the Committee and the Board.) The Committee may appoint the Bank’s Trust Department as its agent, or, its discretion, may appoint such other entities or persons as it desires to serve as its agent, and to delegate to them functions or services to be performed in connection with the administration of the ESPP. The Committee’s interpretation and construction of the ESPP will be final and conclusive.

Amendment; Termination. The ESPP may be amended or terminated at any time by the Board of Directors, provided that no amendment may be made without approval of the shareholders of the Company if such amendment would increase the number of shares available under the Plan or shareholder approval of such amendment would otherwise be required under Section 423 of the Internal Revenue Code (the “Code”) or other applicable law or rule.

The Company may use funds received from the sale of common stock under the ESPP for any corporate purpose.

Federal Tax Consequences. The following is a brief summary of the U.S. federal income tax consequences of purchases of shares of common stock under the ESPP. The summary is not intended to be exhaustive, and is based on current interpretations of the Internal Revenue Code and the regulations available as of the date of this proxy statement.

•	Payroll deductions taken from eligible employees’ pay in offerings under the ESPP are not excluded from the participating employees’ taxable wages.
•
The ESPP is intended to be a qualified employee stock purchase plan under Section 423 of the Code.  An eligible employee will therefore not recognize additional taxable income upon the purchase of shares of common stock under the ESPP, even if the purchase price is less than the current fair market value of the shares.

•
If an eligible employee sells or disposes of shares purchased under the ESPP within two years from the beginning of the offering period or within the first year from the date the shares were purchased (a “disqualifying disposition”), the employee will recognize taxable income.  The excess of the fair market value of the shares on the purchase date over the purchase price paid will be taxed as ordinary income, and any additional gain on the sale will be long or short-term capital gain or loss for income tax purposes depending upon how long such shares were held.

•
If an employee sells shares purchased under the ESPP after the holding period described above, then the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the purchase price paid and (ii) the actual gain realized, will be treated as ordinary income.  The balance of the employee’s gain, if any, will be long term capital gain.

•
The Company will not be entitled to a deduction from income for shares sold under the Plan, except that if a disqualifying disposition of shares purchased in an offering under the ESPP occurs, the Company will be entitled to a deduction from income, in an amount equal to the ordinary income reported by the employee arising from the disqualifying disposition.

The discussion above is only a summary of federal income consequences to the Company and participating employees. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or to the Company. In particular, it does not cover the potential impact of the alternative minimum tax or the state or local tax consequences of participating in the ESPP.   The provisions of the Code and regulations thereunder relating to these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

The principal terms of the ESPP are summarized in this Proxy Statement, but shareholders should read the text of the ESPP attached to this Proxy Statement as Exhibit A for a full statement of the terms and conditions on which shares will be offered to eligible employees under the ESPP.

The approval of the ESPP requires the affirmative vote of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote thereon.

The Board of Directors unanimously recommends to the Shareholders a vote “FOR” the proposal to approve the 2012 Hills Bancorporation Employee Stock Purchase Plan.

PROPOSAL 4
ADVISORY VOTE ON THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2012 fiscal year. The firm has served as independent auditors for the Company since 2003.  Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving KPMG as the Company’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are returned to the Company will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder.  The affirmative vote of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote thereon is required to approve Proposal 4.

The Board of Directors unanimously recommends to the Shareholders a vote “FOR” the non-binding advisory proposal to approve the appointment of the Company’s Independent Registered Public Accounting Firm.

INFORMATION CONCERNING DIRECTORS OTHER THAN NOMINEES

The following tables set forth certain information with respect to directors of the Company who will continue to serve as directors subsequent to the 2012 Annual Meeting and who are not nominees for election at the 2012 Annual Meeting.

Name and Year		Positions &	Principal Occupation or Employment
First Become		Offices Held	During the Past Five Years and Education
Director	Age	With Company	Pertaining to Board of Director Qualifications

Directors Serving Until the 2013 Annual Meeting

Michael E. Hodge 2000 - Company 2000 - Bank	58	Director	President and shareholder of Hodge Construction Company, an Iowa City, Iowa business. Mr. Hodge obtained a BS in civil engineering from the University of Iowa.

John W. Phelan 2007 - Company 2007 - Bank	57	Director
Former General Sales Manager with KZIA Z102.9 and KGYM 1600ESPN radio stations (2010 - 2011); formerly Vice President and General Manager of Cedar Rapids Television Company, d/b/a KCRG-TV9 in Cedar Rapids, Iowa, the local ABC affiliate.

Sheldon E. Yoder, D.V.M. 1997 - Company 1997 - Bank	59	Director
President and shareholder of Kalona Veterinary Clinic, P.C., located in Kalona, Iowa.  Dr. Yoder is a graduate of the Iowa State University College of Veterinary Medicine.  He has been President of Kalona Veterinary Clinic since 1978.

Additional information regarding the Directors to serve until the 2013 Annual Meeting is as follows:

Michael E. Hodge:  Mr. Hodge has served as a Director of the Company and the Company’s wholly-owned subsidiary Bank since 2000.  Mr. Hodge presently serves on the Loan Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Hodge is a graduate of the University of Iowa College of Engineering with a BS in civil engineering.  He is the President and principal shareholder of Hodge Construction Company founded in Iowa City, Iowa in 1981.  Hodge Construction Company is a private company that is involved in real estate development and as a builder primarily in Iowa City, Coralville, North Liberty and the Cedar Rapids area.  The Bank has office locations in each of these communities.  Mr. Hodge is active in several professional trade associations in the Iowa City area.  Mr. Hodge has significant experience in real estate development, including single family and multi-family and commercial projects and provides important insight to the Board of Directors for the Loan Committee.  In addition, Mr. Hodge is actively involved in leadership roles in several non-profit organizations in the Iowa City market.

John W. Phelan:  Mr. Phelan was elected to the Board of Directors in 2007.  Mr. Phelan at that time also became a member of the Board of Directors of the Company’s wholly-owned subsidiary Bank.  The Board Committees which Mr. Phelan serves on are the Loan Committee, Trust Committee and the Compensation and Incentive Stock Committee.   Mr. Phelan was the General Sales Manager for KZIA Z102.9 and KGYM 1600ESPN radio stations in 2010 and 2011.  Mr. Phelan was formerly Vice President and General Manager of Cedar Rapids Television Company, d/b/a KCRG-TV.  The station is the Cedar Rapids, Iowa ABC affiliate.  Mr. Phelan was with KCRG-TV from 1984 until 2010.  Mr. Phelan is originally from Iowa City, Iowa and is currently an active member of the Cedar Rapids community.  Hills Bank currently has three Bank offices in Cedar Rapids and one in neighboring Marion, all of which have been established in the last ten years, so Mr. Phelan’s knowledge and contacts in this market have been invaluable in assisting with the expansion of this market.  Mr. Phelan is a past president of the State of Iowa Broadcasters Association and a long-term Board member of that organization.  Mr. Phelan is active as a Board member in two non-profit organizations with connections to the University of Iowa in Iowa City, Iowa as well as involvement in non-profit organizations in Cedar Rapids, Iowa.

Sheldon E. Yoder, D.V.M.:  Dr. Yoder was first elected to serve as a Director in 1997 and has also served as a Director of the Company’s wholly-owned subsidiary Bank since 1997.  Dr. Yoder presently serves on the Trust Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Dr. Yoder also has served previously on the Audit Committee.  Dr. Yoder is a graduate of Iowa State University College of Veterinary Medicine.  He is the President and the sole shareholder of Kalona Veterinary Clinic, P.C., which he founded in 1978 in Kalona, Iowa.  Dr. Yoder is a life-long resident of the Kalona area and as a community leader and business person, has considerable knowledge that continues to be especially favorable to the Bank’s Kalona and Wellman offices.  Dr. Yoder’s small business expertise and agriculture knowledge also continues to be a valuable contribution to the Board of Directors.  Dr. Yoder is active professionally with the American Veterinary and Iowa Veterinary Associations.  Dr. Yoder has demonstrated active involvement in the community’s non-profit organizations in Kalona.

Name and Year		Positions &	Principal Occupation or Employment
First Become		Offices Held	During the Past Five Years and Education
Director	Age	With Company	Pertaining to Board of Director Qualifications

Directors Serving Until the 2014 Annual Meeting

James A. Nowak 2004 - Company 2004 - Bank	64	Director	Partner - McGladrey & Pullen, LLP (Retired 2004), Cedar Rapids, Iowa. Mr. Nowak is a graduate of the University of Wisconsin and a certified public accountant.

Theodore H. Pacha 1990 - Company 1990 - Bank	63	Director
President and owner of THEO Resources LLC, a business investment and consulting company in Iowa City, Iowa, May 1999 to present.  President and co-owner of Duffy’s Collectible Cars in Cedar Rapids, Iowa.  Mr. Pacha previously founded and owned Hawkeye Medical Supply, Inc., a medical supplies company, located in Iowa City, Iowa, until its sale in 1998.

Ann Marie Rhodes 1993 - Company 1993 - Bank	58	Director
The University of Iowa – Clinical Associate Professor of Nursing and Instructor College of Law.  Ms. Rhodes obtained a nursing degree from The College of Saint Teresa and a masters in nursing from the University of Iowa.  In addition, Ms. Rhodes received her law degree from the University of Iowa College of Law.

Additional information regarding the Directors to serve until the 2014 Annual Meeting is as follows:

James A. Nowak:  Mr. Nowak has served as a Director of the Company and the Company’s wholly-owned subsidiary Bank since 2004.  Mr. Nowak presently serves as the Chairman of the Audit Committee and is considered its financial expert.  Mr. Nowak also serves on the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Nowak graduated from the University of Wisconsin with a degree in Accounting and is a CPA.  Until his retirement in 2004, Mr. Nowak was an audit and accounting partner for McGladrey & Pullen, LLP.  In his duties with McGladrey, Mr. Nowak had review responsibilities including SEC reporting requirements for clients.  Mr. Nowak was with McGladrey from 1970 through 2004.  Mr. Nowak’s financial knowledge is a valuable contribution to the Board of Directors.  Mr. Nowak is an active member of the Cedar Rapids community.  Hills Bank currently has three Bank offices in Cedar Rapids and one in neighboring Marion, all of which have been established in the last twelve years, so Mr. Nowak’s knowledge and contacts in this market has been invaluable in assisting with the expansion of this market.  Mr. Nowak is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants.

Theodore H. Pacha:  Mr. Pacha was first elected to serve as a Director in 1990 and has also served as a Director of the Company’s wholly-owned subsidiary Bank since 1990.  Mr. Pacha presently serves on the Audit Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Pacha is currently the president and owner of THEO Resources LLC which is a business investment and consulting company in Iowa City, Iowa.  Mr. Pacha is also the President and co-owner of Duffy’s Collectible Cars in Cedar Rapids, Iowa.  Mr. Pacha previously founded and owned Hawkeye Medical Supply, Inc. which was a medical supply company and was located in Iowa City, Iowa.  Mr. Pacha sold Hawkeye Medical Supply, Inc. in 1998.  Mr. Pacha is a life-long Iowa City resident, is a community leader and business person.  Mr. Pacha has considerable knowledge of the Iowa City area which is beneficial to the Company, especially its Johnson County, Iowa offices.  Mr. Pacha’s business knowledge is a valuable contribution to the Board of Directors.  Mr. Pacha is also active in the Iowa City community.

Ann Marie Rhodes:  Ms. Rhodes was elected to the Board of Directors in 1993.  Ms. Rhodes at that time also became a member of the Board of Directors of the Company’s wholly-owned subsidiary Bank.  The Board Committees which Ms. Rhodes serves on are the Audit Committee and the Compensation and Incentive Stock Committee.  Ms. Rhodes is a Clinical Associate Professor of Nursing and Instructor in the University of Iowa College of Law.  Ms. Rhodes obtained a nursing degree from The College of Saint Teresa, a Masters in Nursing at the University of Iowa and her law degree from the University of Iowa College of Law.  Ms. Rhodes’ experience with the largest employer in the Company’s trade area, the University of Iowa, provides important insight to the Board of Directors.  Ms. Rhodes is a member of the American and Iowa Bar Associations.  In addition, Ms. Rhodes is involved in leadership roles in several community organizations.

None of the directors currently serves, or has served in the past five years, as a director of another company whose securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or whose securities are subject to the requirements of Section 15(d) of the Exchange Act or a company registered under the Investment Company Act of 1940, as amended.  There are no family relationships among the Company’s Directors, nominees for Director and executive officers.

CORPORATE GOVERNANCE AND THE BOARDS OF DIRECTORS

Board of Directors of the Company

The Board of Directors of the Company meets on a regularly scheduled basis. During 2011, the Board of Directors of the Company held an annual meeting, one special meeting and twelve regular meetings. The Board of Directors of the Company has not established any standing executive or nominating committees or committees performing similar functions. The Board of Directors as a whole determines nominees to the Board of Directors.  Due to the limited turnover in the members of the Board of Directors, the Board of Directors does not feel the creation of a separate committee to perform such function is warranted.  During 2011, all directors of the Company attended at least seventy-five percent of the total number of meetings of the Board.  Although the Company does not have a formal policy regarding attendance by directors at annual shareholder meetings, such attendance is encouraged.  In 2011, all eleven of the Company’s directors attended the annual shareholders’ meeting.

Each of the Company’s directors, with the exception of Mr. Seegmiller and Mr. Hodge, has been determined by the Board of Directors to be an “independent director” as defined by Rule 5605(a)(2) of the National Association of Securities Dealers listing standards (“NASDAQ”).  Mr. Seegmiller is not considered to be independent since he is the President and CEO of the Company and the Bank.  Mr. Hodge is not independent under the NASDAQ definition based on certain transactions between the Company and Mr. Hodge’s affiliated companies, which are described below under “Board Nominating Process”.  In determining director independence, the Board of Directors considers all relevant facts and circumstances, including the independence standards set forth in the rules of NASDAQ.  In order to be considered independent, a director must be free from any relationship which, in the opinion of the Company’s Board of Directors would interfere with the exercise of independent judgment.  The Board of Directors considered certain transactions, relationships or arrangements which are described herein under the heading “Compensation and Incentive Stock Committee Interlocks and Insider Participation” in making its determination of director independence.

The Board of Directors leadership structure has historically separated the function of the Chairman of the Board of the Bank and the Principal Executive Officer.  This structure is expected to continue in the future with the Chairman of the Bank’s Board of Directors being a non-employee director.  This structure promotes good corporate governance by providing a non-management leadership structure and such a leadership structure is encouraged by bank regulators.  The Company’s Board of Directors has not designated a Chairman.

In 2009, the Company, with the direct involvement of the Board of Directors, developed a formal plan to address Enterprise Risk Management (“ERM”) within the Company and to focus on ERM by the addition at the end of 2009 of a Risk Management Officer.  This officer is reporting on at least a quarterly basis to the Board of Directors.  The area of focus is on risk in credit, market, liquidity, operations, legal and reputation for the Company.  The Company’s ERM includes a formal process to identify and document the key risks to the Company and provides a common framework and terminology to ensure consistency in identification, reporting and management of key risks.  In 2011, the Company created the Officers’ Risk Management Committee (“ORMC”) which is comprised of department managers and business area leaders and is intended to address all forms of risk.  In addition, the ORMC facilitates communication across lines of business.  The Board of Directors has been involved in several of these areas previously including the Audit Committee, Loan Committee and approval of the important Asset/Liability Management Policy, the Investment Policy and the Bank’s Loan Policy.  The Board of Directors takes an active role in providing risk oversight of the operations of the Company and the Bank.  The Company’s Board of Directors engages in various risk oversight activities which include coordination of the risk oversight activities engaged in by the Company’s Audit Committee and committees of the Bank’s Board of Directors.

Regulation O requires loans made to executive officers and directors to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for other transactions by the Company with other persons.  Such loans may not involve more than the normal risk of repayment or present other unfavorable features.

The Board of Directors of the Company has established a committee (the “Audit Committee”) consisting of three non-employee directors, currently consisting of Directors Nowak, Pacha and Rhodes. The Audit Committee is responsible for the engagement of the independent registered public accounting firm and reviews with the independent registered public accounting firm the scope and results of the audits, the Company’s internal accounting controls and the professional services furnished by the independent registered public accounting firm. All three members of the Audit Committee are “independent” as defined under the rules of NASDAQ. Due to his experience as noted above, the Board has determined that Director Nowak qualifies as an Audit Committee Financial Expert under applicable regulations. The Audit Committee met six times in 2011.  All members of the Audit Committee have attended at least seventy-five percent of the total number of the meetings held in 2011.  Audit Committee members are compensated by the Bank as indicated below under the heading “Schedule of Directors Fees.”

The Board of Directors of the Company has established a committee (the “Compensation and Incentive Stock Committee”) consisting of the ten non-employee directors (i.e., all directors but Mr. Seegmiller), all of whom are considered to be independent as defined under the rules of NASDAQ, except for Mr. Hodge. The Compensation and Incentive Stock Committee makes decisions regarding executive officer salaries, bonuses, grants of awards to all officers pursuant to the Hills Bancorporation 2010 Stock Option and Incentive Plan (the “Incentive Stock Plan”), contributions to the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), and contributions to the Hills Bank and Trust Company 401(k) Profit Sharing Plan (the “Profit Sharing Plan”). The Compensation and Incentive Stock Committee held seven meetings during 2011.  The seven meetings involved approval of grants of restricted stock to officers. All members of the Compensation and Incentive Stock Committee attended at least seventy-five percent of the meetings. Directors are not compensated for meetings of the Compensation and Incentive Stock Committee.  The Board of Directors has not adopted a charter for the Compensation Committee, since all non-employee directors are members of the Committee and they do not believe such a charter is necessary for the Committee to appropriately perform its functions.

Board of Directors of the Bank

The business and affairs of the Bank are managed by the Board of Directors of the Bank, the membership of which is identical to that of the Board of Directors of the Company. The Board of Directors of the Bank holds regular monthly meetings. In 2011, the Board of Directors of the Bank held an annual meeting, two special meetings and twelve regular meetings. The Board of Directors of the Bank has established the Trust Committee, the Audit Committee, the Loan Committee and the Employee Stock Ownership Plan (“ESOP”) Committee as standing committees of the Board of Directors of the Bank. Directors Bywater, Donovan, Seegmiller and Yoder serve on the Trust Committee; Directors Nowak, Pacha and Rhodes serve on the Audit Committee; Directors Gill, Hodge, Phelan and Seegmiller serve on the Loan Committee; and Director Stutsman serves on the ESOP Committee. The six directors not appointed to the Loan Committee are invited to attend meetings of that committee and are compensated for such attendance at the same rate as members of the Loan Committee for each meeting attended. The Bank has established no standing executive, nominating or compensation committees of the Board of Directors or committees performing similar functions.

The Trust Committee of the Bank is responsible for overseeing and annually reviewing the operations of the Trust Department of the Bank and the status of all trusts for which the Bank’s Trust Department acts in a fiduciary capacity. The Trust Committee met twelve times during 2011. The Audit Committee held six meetings during 2011 and is responsible for coordinating the audit with KPMG LLP and addressing internal audit functions. The Loan Committee held twelve meetings during 2011 and is responsible for review and oversight of the loan activities of the Bank. The ESOP Committee, which is responsible for overseeing the ESOP in connection with which the Bank’s Trust Department serves as trustee, had four meetings during 2011. During 2011, all of the directors of the Bank attended at least 75% of the total number of meetings of the Board of Directors and all of the Directors of the Bank appointed to committees attended at least 75% of the meetings of the committee to which such directors were appointed.

Schedule of Directors Fees

Directors of the Company and the Bank who are not employees of the Company or the Bank (all Directors but Mr. Seegmiller) are compensated for their service as a directors as shown in the table below:

Compensation Item	Company	Bank

Annual Retainer (paid quarterly):
Chairperson of the Board	N/A	$15,000
Board Member	N/A	11,000

Meeting Fees:
Board Meetings	$300	500
Committee:
Audit	-	300
Compensation and Incentive Stock	-	N/A
Employee Stock Ownership Plan / Profit Sharing	N/A	300
Loan	N/A	300
Trust	N/A	300

Director Deferral Plan:

Under the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which was initiated in 1997, each director may elect to defer up to 50% of such director’s cash compensation from retainers and meeting fees.  Any amount so deferred is credited to the director’s deferred compensation account and converted to units equivalent in value to the fair market value of a share of stock in Hills Bancorporation.  The “stock units” are book entry only and do not represent an actual purchase of stock.  The director’s account is adjusted each year for dividends paid and the change in the market value of Hills Bancorporation stock.  The liability for the deferred directors’ fees is unfunded and unsecured for the participants.

Director Compensation Table

The following table provides information concerning the compensation of all the directors other than Mr. Seegmiller for the fiscal year ended December 31, 2011.
	Fees			Non-Equity	Change in Pension
	Earned or	Stock	Option	Incentive Plan	Value and Nonqualified	All Other
	Paid in	Awards	Awards	Compensation	Deferred Compensation	Compensation
Name	Cash ($)	($)	($)(1)(2)	($)	Earnings ($)	($)	Total ($)

Willis M. Bywater	$24,400	$-	$-	$-	$-	$-	$24,400
Michael S. Donovan	25,800	-	7,772	-	-	-	33,572
Thomas J. Gill, D.D.S.	22,575	-	-	-	-	-	22,575
Michael E. Hodge	21,700	-	-	-	-	-	21,700
James A. Nowak	23,800	-	-	-	-	-	23,800
Theodore H. Pacha	22,500	-	-	-	-	-	22,500
John W. Phelan	24,000	-	7,772	-	-	-	31,772
Ann Marie Rhodes	24,350	-	-	-	-	-	24,350
Ronald E. Stutsman	26,050	-	-	-	-	-	26,050
Sheldon E. Yoder, D.V.M.	25,800	-	-	-	-	-	25,800

NOTES:
(1)
As of December 31, 2011, the aggregate number of unexercised stock options (not all of which were vested) held by each director is shown below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Amounts shown represent the aggregate grant date fair value of the option awards granted to each Director computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Set forth in the following table is certain information on each person who is known to the Board of Directors to be the beneficial owner as of March 2, 2012 of more than 5% of the Company’s Common Stock, which is the only class of equity securities that the Company has outstanding.

Amount and Nature of Beneficial Ownership

Name and	Total Shares	Sole Voting	Shared Voting		Percent
Address of	Beneficially	and Investment	and Investment		of
Beneficial Owner	Owned	Power	Power		Class

Hills Bank and Trust Company, as trustee of the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) 131 Main Street Hills, Iowa 52235	466,797	32,714	434,083	(1)	9.81%

NOTE:
(1)
Consists of shares of Company Common Stock allocated to the accounts of employees of the Bank who are eligible to participate in the ESOP.  Employees are entitled to direct the trustee how to vote shares allocated to their accounts.

The following table sets forth as of March 2, 2012 the number of shares of the Company’s Common Stock beneficially owned by each director, nominee for director, the non-director executive officers and all the directors and the non-director executive officers as a group.  The Company has not adopted a share ownership policy or a share retention policy for the directors or the executive officers.

Amount and Nature of Beneficial Ownership

	Total Shares		Sole Voting	Shared Voting	Percent
	Beneficially		and Investment	and Investment	of
Name	Owned		Power	Power	Class (4)

Directors
Willis M. Bywater	77,500		57,500	20,000	1.63
Michael S. Donovan	11,134	(1)	5,877	5,257	0.23
Thomas J. Gill, D.D.S.	10,128		10,128	-	0.21
Michael E. Hodge	9,968	(1)	7,268	2,700	0.21
James A. Nowak	5,510	(1)	5,510	-	0.12
Theodore H. Pacha	13,090		13,090	-	0.28
John W. Phelan	5,664	(1)	2,290	3,374	0.12
Ann Marie Rhodes	250		250	-	0.01
Dwight O. Seegmiller	125,737	(2)	77,778	47,959	2.64
Ronald E. Stutsman	54,340		12,906	41,434	1.14
Sheldon E. Yoder, D.V.M.	10,695		9,768	927	0.22

Nominees for Director
Emily A. Hughes	114,312	(3)	14,312	100,000	2.40
Thomas R. Wiele	840		600	240	0.02

Non-Director Executive Officers
Timothy D. Finer	23,361	(1)(2)	10,875	12,486	0.49
Marty J. Maiers	25,168	(1)(2)	5,575	19,593	0.53
James G. Pratt	71,512	(2)	17,892	53,620	1.50
Steven R. Ropp	18,337	(1)(2)	7,440	10,897	0.39
Bradford C. Zuber	21,959	(1)(2)	5,362	16,597	0.46

All Directors and Non-Director Executive	599,505	(2)	264,421	335,084	12.60
Officers as a Group (18 persons)

NOTES:
(1)
This figure includes shares subject to currently exercisable stock options granted pursuant to the Incentive Stock Plan and options scheduled to vest within 60 days of the date of this proxy statement.  For Directors, the options will expire ten years after the grant date or two years after the director’s term of service on the Board of Directors of the Company ends, whichever occurs first.  For Non-Director Executive Officers, the options expire ten years after the grant date.  Details of the stock options are as follows:

		Number	Exercise	Expiration
Name	Grant Date	of Options	Price	Date

Michael S. Donovan	05/01/07	2,290	$ 52.00	05/01/17
Michael E. Hodge	05/17/04	2,940	34.50	05/17/14
James A. Nowak	10/12/04	720	36.25	12/12/14
John W. Phelan	05/01/07	2,290	52.00	05/01/17
Timothy D. Finer	01/07/03	3,000	29.33	01/07/13
Timothy D. Finer	12/31/03	3,000	33.67	12/31/13
Marty J. Maiers	01/07/03	2,400	29.33	01/07/13
Steven R. Ropp	01/07/03	1,040	29.33	01/07/13

(2)
This figure includes shares held by the Bank’s ESOP which have been allocated to the executive officers for voting purposes. The following numbers of shares have been allocated under the ESOP to the executive officers for voting purposes as follows:

ESOP
Name	Shares

Timothy D. Finer	12,486
Marty J. Maiers	18,643
James G. Pratt	35,727
Steven R. Ropp	9,286
Dwight O. Seegmiller	43,565
Bradford C. Zuber	13,245

(3)
This figure includes 100,000 shares owned in a limited partnership of which nominee for Director Hughes is a general partner.  Ms. Hughes has shared voting and investment power in the limited partnership.

(4)
Includes, for each such person, shares that are deemed to be beneficially owned by such person (a) because such shares are subject to options currently exercisable by such person or scheduled to vest within 60 days of the date of this proxy statement or (b) because such shares are held by the ESOP and have been allocated to such person with shared voting power, as described in Notes 1, 2 and 3.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.  Directors and executive officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that all filing requirements applicable to the directors and executive officers were complied with during 2011.

COMPENSATION AND INCENTIVE STOCK COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

All compensation decisions affecting the executive officers of the Company and the Bank are made by the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Seegmiller, President of the Bank, serves on the Board of Directors of the Bank, but does not participate in deliberations or voting on decisions concerning compensation of executive officers.  The Committee deliberates and votes upon the compensation to be paid to each of the two executive officers of the Company. Decisions regarding the award of stock options to the two executive officers of the Company pursuant to the Company’s Incentive Stock Plan are made by the Committee consisting of the ten non-employee directors (all directors but Mr. Seegmiller).

Willis M. Bywater and Michael E. Hodge, both members of the Boards of Directors of the Company and the Bank and of the Compensation and Incentive Stock Committee, participated in deliberations concerning executive compensation matters during 2011. Under rules of the Securities and Exchange Commission, the Company is required to disclose that the Bank has had certain business relationships during 2011 with Economy Advertising Company, a commercial printing and specialty advertising firm, and with Hodge Construction Company, a general contractor.  In addition, Mr. Hodge is a 17.64% investor in the limited liability corporation, OC Group, L.C. that is the owner of the Old Capitol Town Center, a portion of which is leased by the Bank for a bank office location, and he is a 40% owner of Corridor Commercial Development Company, from which the Bank purchased properties in 2010 and 2011.

Mr. Bywater is an executive officer and principal shareholder of Economy Advertising Company.  During 2011, the Bank paid the sum of $193,302 to Economy Advertising Company for commercial printing services and for the purchase of calendars and other specialty advertising items. The Bank contemplates that it will purchase a similar amount of goods and services from Economy Advertising Company during 2012. Such business relationships have been entered into in the ordinary course of business of the Bank and considered, among other factors, the prices charged for the goods and services by similar businesses in the area, the vendor’s quality and timely service history and the vendor’s banking relationships with the Bank.

The Bank has an agreement with the OC Group, L.C. under which it leased 5,845 square feet of space in Old Capitol Town Center, a two-story building with a total of 99,612 square feet, located in downtown Iowa City.  Mr. Hodge holds a 17.64% ownership interest in OC Group, L.C., the owner of Old Capitol Town Center.  The ten-year lease began on June 1, 2004.  The lease term is subject to renewal options.  The Bank’s annual lease payment on this space is currently $22.71 per square foot and increases 2% per year, plus annual common area maintenance charges of $4.00 per square foot.  The Bank is also responsible for payment of the real estate taxes allocated to the leased space.  The annual lease cost in 2011 was $155,144 before payment of such real estate taxes.  In the opinion of management, the cost of the leased space is similar to the cost of leasing comparable commercial property in downtown Iowa City.

Mr. Hodge is the President and principal shareholder of Hodge Construction Company (“Hodge Construction”).  On July 13, 2010, the Board of Directors of the Company approved a construction management agreement between the Bank and Hodge Construction for construction services related to the construction of a building for the Bank in North Liberty, Iowa.  The new office location was opened on February 21, 2012.  The new building is the Bank’s second location in North Liberty and includes retail banking and the Bank’s trust department which is relocating from its current location in Coralville.  The construction management agreement provided for payment to Hodge Construction based upon a percentage of the total cost of the building, which the Company’s management believes to be consistent with standard practice in the construction industry.  Hodge Construction did not perform any of the construction itself, but coordinated the competitive bidding of all subcontractors for the building and oversaw the day-to-day construction activities for the building.  The new office location contains 18,600 square feet and cost $4.2 million to construct.  The Company paid Hodge Construction Company $269,000 under the construction management agreement through December 31, 2011.  Based on the total construction cost, the total management fee paid to Hodge Construction will be approximately $384,000.  Although the construction management agreement was not entered into as a result of competitive bidding, the Bank’s management believes that the expected fee to be paid to Hodge Construction is comparable to what other construction management companies would charge for similar services.  In entering into the construction management agreement, the Board also took into account the availability of the desirable location of the land owned by Corridor Commercial Development Company (“Corridor”), the former owner of the land on which the building would be developed and in which Mr. Hodge has an interest as noted below.

On March 9, 2010, the Board of Directors of the Bank approved the purchase of four lots totaling 2.36 acres for $1.3 million from Corridor.  On September 28, 2010, the Board of Directors of the Bank approved the purchase of a fifth lot from Corridor for $274,000, the purchase of which was completed in January 2011.  These five lots comprise the area where the construction project for the Bank noted in the last paragraph occurred.  Mr. Hodge has been a 40% owner of Corridor since its formation over ten years ago, when it was formed to purchase and develop the 80 acres of land where the site is located.  The lots purchased by the Bank are part of the current development of 7.25 acres consisting of 13 lots.  Based upon management’s review of similar commercial sales and current listings of commercial real estate available in the North Liberty and Coralville area, the price paid for the five lots is consistent with the market and reflects the stable value of commercial and residential properties in the area.

The Board of Directors of the Bank does not believe that the participation by Mr. Bywater and Mr. Hodge in the deliberations concerning executive compensation has provided the Company Named Executive Officers with more favorable compensation arrangements than would have been the case absent their participation in such deliberations.  As disclosed elsewhere in this proxy statement under the caption Corporate Governance and the Board of Directors, the Board of Directors has determined that Mr. Bywater is an independent director, but that Mr. Hodge is not an independent director as defined by NASDAQ’s rules as he and affiliated companies were paid more than $200,000 during 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In the following Compensation Discussion and Analysis section, the Company provides information concerning compensation and benefits provided to the two executive officers of the Company (the “Company Named Executive Officers”).  The Company’s Named Executive Officers are Dwight O. Seegmiller, who is the President and Principal Executive Officer (“PEO”) and James G. Pratt, who is the Secretary/Treasurer and Principal Financial Officer (“PFO”).  In addition, information is provided concerning compensation and benefits provided to four executive officers of the Bank (the “Bank Named Executive Officers”).  The Bank executive officers are Timothy D. Finer, Senior Vice President and Director of Real Estate Lending, Marty J. Maiers, Senior Vice President and Director of Retail Banking, Steven R. Ropp, Senior Vice President and Director of Commercial Banking, and Bradford C. Zuber, Senior Vice President and Director of Trust Services.

The Company’s overall compensation objectives are to pay salaries and provide benefits that are both fair and reasonable, consistent with the compensation practices of the financial services industry in general, and appropriate and competitive in the Bank’s local marketplace.  The Company’s goal is to attract, develop and retain high caliber executives who are capable of increasing the Company’s performance for the benefit of its shareholders while maintaining the philosophy of community banking.   Ultimately, the Company desires to base its compensation on individual performance as it affects the overall financial results of the Company.  Specifically, the executive compensation program of the Company has been designed to:

•	provide a pay-for-performance policy that differentiates compensation amounts based upon corporate and individual performance;
•
provide compensation opportunities comparable to those offered by other Iowa-based financial institutions and Midwest banks of similar asset size, thus allowing the Bank to compete for and retain talented executives who are essential to the long-term success of the Company and the Bank;

•	align the interest of the officers with the long-term interest of the Company’s shareholders through the ownership of Company Common Stock; and
•
maintain a corporate environment which encourages stability and long-term focus for the primary constituencies of the Company, including shareholders, employees, customers, regulatory agencies and the communities it serves.

To achieve its objectives the Company has structured is compensation program: (1) to reward current corporate and individual performance through salary increases and opportunities for cash bonuses; and (2) to reward long-term corporate and individual performance through participation in the ESOP and Profit Sharing Plan, the Deferred Compensation Plan and participation in the Incentive Stock Plan.  The amounts and types of compensation paid in 2011 (as set forth below) fit into the Company’s overall compensation objectives by achieving those two objectives.

Decisions Regarding Composition of Total Compensation

The Compensation and Incentive Stock Committee (the “Committee”), which is comprised of the full Board of Directors with the exception of Director Seegmiller, has responsibility for implementing and overseeing the Company’s executive compensation program.  In this respect, the Committee has strategic and administrative responsibility for a broad range of issues, including ensuring that the Company compensates key management employees effectively and in a manner consistent with the Company’s compensation strategy.  The Committee also oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for management compensation programs, and certain employee benefits. The Committee also makes compensation decisions with respect to each of the Company Named Executive Officers identified in the Summary Compensation Table and other tables on the following pages of this Proxy Statement.  The compensation paid to the Bank Named Executive Officers is not directly determined by the Committee, but is determined by Mr. Seegmiller and Mr. Pratt as the senior executives of the Company and the Bank which determinations are then reviewed and ratified by the Committee.

The Committee’s policy is to review management compensation at least annually.  The Committee makes these reviews to ensure that management compensation is consistent with the Company’s compensation philosophies articulated above.

The factors the Committee considers in either determining or ratifying, as the case may be, the level and composition of compensation include but are not limited to the following: (1) the Bank’s performance as compared to internally-established goals for the most recently ended fiscal year and to the performance of other Iowa-based financial institutions, (2) the individual officer’s level of responsibility within the Bank and (3) competitive compensation data.  In addition, the Committee considers the financial performance for the current year including the business plan containing the financial performance goals measured primarily in terms of earnings per share, growth of the Company, asset quality, return on assets and return on stockholders’ equity.  The Committee also considers the financial budget for the upcoming fiscal year and the Company’s updated strategic plan.  While the foregoing factors are not specifically weighted in the decision-making process, primary emphasis is placed on the Bank’s performance during the previous year as compared to the internally-established goals.  Although the Committee reviewed a number of objective factors in setting compensation for 2011, its final decision was based on a subjective determination.  Details regarding the compensation of each of the Company and Bank Named Executive Officers are set forth in the tables that appear below.

The internally established goals for purposes of the compensation discussion focus on the financial budget for the year under review compared to the actual results.  However, there are no predetermined increases or decreases in the compensation based solely upon the financial results in terms of net income compared to the budget.  Any variance to the budget is analyzed fully with the Board of Directors to determine the reasons behind the variance and to determine if such variance is a result of management’s efforts or is driven by factors in the financial area outside of their control.  Compensation adjustments are not made based on any predetermined formulas of the financial performance goals established during the financial budget process.

The Committee has not engaged outside consultants; however, that option is available for the Committee.  However, in evaluating the salary component of the compensation of the Company and Bank Named Executive Officer each year, the Committee reviews salaries paid to officers holding similar positions in other Iowa-based financial institutions and compensation data from SNL Financial concerning salaries paid by other Midwest banks having between $1 billion and $3 billion in assets.  The Committee also reviews compensation data from the Iowa Bankers’ Association.  The companies included in the peer group are reviewed annually and may change based on size, merger and acquisition activity and other pertinent factors. Review of this information is done primarily to determine that the salary established is at a competitive level.  The Committee does not set strict parameters using this data.  Rather, the Committee uses this data to ensure that the Company and Bank Named Executive Officer’s compensation paid by the Bank is not inconsistent with compensation levels at appropriately defined peer organizations.

In determining the compensation to be paid to the Company Named Executive Officers in 2011, the Committee took the actions listed below:

•	Reviewed the financial performance of the Company based on a comparison of actual net income to budgeted and prior year net income.
•	Reviewed leadership and quality of contribution to the strategic direction of the Company.
•	Reviewed peer performance data versus the Company and discussed goals for 2011 and beyond.
•	Reviewed overall contributions by the Company to the communities it serves.
•
Reviewed contributions to the management of the Company’s employees and daily operations, the administration of the Company’s policies and procedures and enhancement of long-term relationships with customers.

•	Reviewed the current total compensation package for the Company Named Executive Officers to determine market competitiveness.
•	Performed an evaluation of the Company Named Executive Officers.
•	Recommend annual salary adjustments.

After considering all the compensation paid to the Company and Bank Named Executive Officers, the Committee determined that the compensation paid to the Company and Bank Named Executive Officers is reasonable and not excessive.

Elements of Compensation

The Company provides a competitive mix of pay elements that align executive incentives with shareholder value.  Our executive compensation program includes salary, cash bonuses and long-term compensation.

The forms of compensation paid in 2011 are comprised of the following:

Salaries and cash bonuses:  Salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility.  We pay salaries because it provides a basic level of compensation and is necessary to recruit and retain executives.  An important aspect of salary is the Committee’s ability to use annual base salary adjustments to reflect an individual’s performance or changed responsibilities.  Salary levels are also important because the Committee may tie the amount of long-term compensation to an executive’s salary.  No cash bonuses were paid in 2011 other than to the Company Named Executive Officers for the additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan that could not be made by the Bank because of Internal Revenue Code limits on such contributions.  Details of the additional cash compensation are described in footnote 2 of the Summary Compensation Table.

Participation in the ESOP: The ESOP is a defined contribution plan designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits.  The ESOP is operated in accordance with the provisions of the written plan document. The ESOP is designed and intended to invest primarily in Common Stock issued by the Company and, in so doing, to provide for employee participation in the equity ownership of the Company.  Any benefits payable under the ESOP will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the ESOP. The ESOP does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the ESOP are fully vested after six (6) years of service with the Bank. In 2011, the Bank, as plan sponsor of the ESOP, made an annual ESOP contribution which was allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries.

Participation in the Profit-Sharing Plan: The Bank is the trustee of the Profit Sharing Plan.  The Profit Sharing Plan is operated in accordance with the provisions of the written plan document. Employees of the Bank are eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan, like the ESOP, is designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The Profit Sharing Plan is a defined contribution plan and is primarily invested in assets other than equity securities of the Company. Any benefits payable under the Profit Sharing Plan will be based solely upon the amounts contributed by the Bank for the benefit of a participant and any changes in the value of those contributions while they are held in the Profit Sharing Plan. Apart from the qualified 401(k) plan that is part of the Profit Sharing plan, the Profit Sharing Plan does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the Profit Sharing Plan are fully vested after six (6) years of service with the Bank.  In 2011, the Bank, as sponsor of the Profit Sharing Plan, did not make a Profit Sharing Plan contribution.

As part of the Profit Sharing Plan, the Company offers a qualified 401(k) plan to provide a tax-advantaged savings vehicle.  The Company makes matching contributions to the 401(k) plan to encourage employees to save money for their retirement.  This 401(k) plan and such matching contributions enhance the range of benefits offered to employees and the Company’s ability to attract and retain employees.  The 401(k) segment of the Profit-Sharing Plan covers all eligible employees of the Bank.  Employees are eligible to participate in elective salary deferrals.  Participants may contribute up to 100% of eligible compensation, limited to the maximum amount deductible under the Internal Revenue Code for employee salary reduction.  The Plan provides for an employer matching contribution equal to 25% of the employee’s deferral, limited to deferrals of up to 4% of compensation, therefore the maximum Company contribution is 1% of compensation. Subject to certain exceptions, both employee contributions and the Company’s matching contribution are vested immediately.

Amounts and Allocations:  The amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution and the allocation between the two plans is based on the recommendations by Bank management each year.  The Board of Directors decides whether or not to approve management’s recommendation.  The Board of Directors’ decision is based on the achievement of financial performance goals of the Bank as established in the Bank’s annual budget and business plan.

Participation in the Stock Option and Incentive Plan:  Under the Plan, the Committee is authorized from time to time to grant awards as the Committee, in its discretion, selects.  Options become exercisable five years after the date of grant and expire ten years after the date of grant.

Participation in the Deferred Compensation Program: This program allows the Company Named Executive Officers to elect to defer a portion of their salaried compensation for payment by the Company at a subsequent date.  The Plan was initiated due to the Internal Revenue Service limits of contributions on the Bank’s 401(k) plan for the Company Named Executive Officers.  The Board of Directors approved a non-qualifying Deferred Compensation Program in 1995 when the 401(k) feature was added to the Bank-sponsored Profit Sharing Plan.  The Company Named Executive Officers can defer up to 30% of their base compensation and up to 100% of any bonus into the Deferred Compensation Plan.

Any amount so deferred is credited to the Company Named Executive Officer’s deferred compensation account and converted to units equivalent in value to the fair market value of a share of stock in Hills Bancorporation.  The “stock units” are book entry only and do not represent an actual purchase of stock.  The Company Named Executive Officer’s account is adjusted each year for dividends paid and the change in the market value of Hills Bancorporation stock.  The deferrals and earnings grow tax deferred until withdrawn from the plan.  Earnings credited to the individuals’ accounts are recorded as compensation expense when earned.

Perquisites and other benefits: Perquisites and other benefits represent a very small part of our overall compensation package, and are offered only after consideration of business need.  The Committee annually reviews the perquisites and other personal benefits that we provide to senior management.

Stock-Based Compensation - Procedures Regarding Approval and Timing and Pricing of Awards

The terms of the Incentive Stock Plan require that the Committee approve all grants of stock options and that stock options be granted only at current market prices.  The exercise price of stock options is set at the stock price on the date of grant.  We try to make stock option grants at times when they will not be influenced by a scheduled release of information.  We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

Role of Executive Officers in Determining Executive Compensation

The Committee oversees the administration of executive compensation plans, including the design, performance measures, award opportunities and certain employee benefits that are included in the Company’s compensation program.  Each year the Company Named Executive Officers make recommendations to the Committee concerning the amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution.  The Committee has the authority to determine, and approves all compensation and awards to Mr. Seegmiller without his participation.  Mr. Seegmiller makes recommendations to the Committee concerning the compensation of Mr. Pratt.  The Committee annually reviews and makes determinations concerning the elements of such compensation.  The Company Named Executive Officers do not otherwise determine or make recommendations regarding the amount or form of executive or director compensation.  The compensation for the Bank Named Executive Officers is not directly determined by the Committee, but is determined by Mr. Seegmiller and Mr. Pratt as the senior executives of the Company and the Bank with guidance from the Committee.

Adjustments to Incentive Compensation as a Result of Financial Statement Restatements

The Committee will consider adjusting future awards or recovering past awards in the event of a material restatement of the Company’s financial results.  If, in the exercise of its business judgment, the Committee believes that it is in the Company’s best interests to do so, the Committee will seek recovery or cancellation of any bonus or other incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results where the Committee determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in such performance targets being achieved which would not have been achieved absent such misconduct.

Tax Considerations

Section 162(m) of the Internal Revenue Code places limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies.  The Committee does not believe that Section 162(m) has had or will have any impact on the compensation policies followed by the Company.  It has been and continues to be the Committee’s intent that all incentive payments be deductible unless maintaining such deductibility would undermine the Company’s ability to meet its primary compensation objectives or is otherwise not in the Company’s best interest.  All compensation paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code.

Amounts deferred under the Deferred Compensation Plan after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established.  Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty.  In December 2008, the Deferred Compensation Plan was amended as necessary to satisfy the requirements of Section 409A to allow for deferral without immediate taxation, penalty or interest.

Consideration of Most Recent Advisory Vote on Executive Compensation and Summary

We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting.  While this vote was not binding on the Company, our Board of Directors or the Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement.  Our Board of Directors and the Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in the proxy statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.  In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.  These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

At the 2011 Annual Meeting, more than 90% of the votes cast on the advisory vote on executive compensation proposal (Proposal 2) were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved.  The Board of Directors and the Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.

In summary, the Committee believes the mix of compensation elements described above motivates management to produce strong returns for shareholders.  The Committee believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate employee rewards based on shareholder value creation.

COMPENSATION AND INCENTIVE STOCK COMMITTEE REPORT

The Compensation and Incentive Stock Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement, and based on such review and discussion, the Compensation and Incentive Stock Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation and Incentive Stock Committee

Willis M. Bywater	Theodore H. Pacha
Michael S. Donovan	John W. Phelan
Thomas J. Gill, D.D.S.	Ann Marie Rhodes
Michael E. Hodge	Ronald E. Stutsman, Chairman
James A. Nowak	Sheldon E. Yoder, D.V.M.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Overview

The following sections provide a summary of cash and certain other compensation the Company paid for the year ended December 31, 2011 to the Named Executive Officers.  Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the Named Executive Officers for the year ended December 31, 2011.

The compensation we disclose below is presented in accordance with SEC regulations.  According to those regulations we are required in some cases to include:

•	amounts paid in previous years;
•	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company;
•
amounts we paid to the Named Executive Officers which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends, or interest on such amounts); and

•
an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether our stock price appreciates above its price on the date of grant, whether the executive will continue his employment with us, and when the executive chooses to exercise the option.

Therefore, you are encouraged to read the following tables closely.  The narratives preceding the tables and the footnotes accompanying each table are important parts of each table.  Also, you are encouraged to read this section in conjunction with the Compensation Discussion and Analysis above.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the last three fiscal years. The Company has not entered into any employment agreements with any of the Named Executive Officers.  When setting the total compensation for each of the Named Executive Officers, the Committee reviews information concerning the executive’s current compensation and all other compensation.

							Change in
							Pension Value and
							Nonqualified Deferred		All
							Compensation		Other
Name / Age / Position with		Salary		Bonus			Earnings		Compensation		Total
Company for last five years (1)	Year	($)		($)			($)		($)(5)		($)

Company
Dwight O. Seegmiller, 59	2011	$380,656	(2)	$16,091	(2	)(3)	$60,585	(4)	$22,050		$479,382

President and	2010	370,000	(2)	16,200	(2	)(3)	11,759	(4)	24,500		422,459
Principal
Executive Officer	2009	369,300	(2)	12,892	(2	)(3)	(53,117)	(4)	15,925		345,000
Officer

James G. Pratt, 63	2011	288,064	(2)	6,831	(2	)(3)	14,133	(4)	22,050		331,078

Secretary, Treasurer	2010	280,000	(2)	6,300	(2	)(3)	2,719	(4)	24,500		313,519
and Principal
Financial Officer	2009	279,400	(2)	5,883	(2	)(3)	(12,017)	(4)	15,925		289,191

Bank
Timothy D. Finer, 50	2011	144,000		-			-		118,393	(6)	262,393

Senior Vice President,	2010	139,700		-			-		15,313	(6)	155,013
Director of Real
Estate Lending	2009	137,000		-			-		10,656	(6)	147,656

Marty J. Maiers, 54	2011	168,000		-			-		58,334	(6)	226,334

Senior Vice President,	2010	163,200		-			-		49,905	(6)	213,105
Director of Retail
Banking	2009	160,000		-			-		12,779	(6)	172,779

Steven R. Ropp, 51	2011	144,000		-			-		49,063	(6)	193,063

Senior Vice President,	2010	139,700		-			-		43,314	(6)	183,014
Director of
Commercial Banking	2009	137,000		-			-		35,445	(6)	172,445

Bradford C. Zuber, 55	2011	164,000		-			-		45,454	(6)	209,454

Senior Vice President,	2010	159,100		-			-		27,286	(6)	186,386
Director of
Trust Services	2009	156,000		-			-		39,175	(6)	195,175

NOTES:
(1)	All Company and Bank named executive offices have held their respective positions for the past five years.
(2)	Compensation deferred pursuant to the Company’s deferred compensation plan is included in salary and bonus totals.
(3)
Consists of additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan (the “Profit Sharing Plan”) that could not be made by the Bank because of Internal Revenue Code limits on such contributions.

(4)
The amounts in the column consist of above or below-market returns on deferred compensation accrued during 2011, 2010 and 2009.  Under the terms of the Company’s deferred compensation plan, returns on such deferred compensation are determined as if all such deferred compensation had been invested in shares of Company common stock with dividends reinvested.  The amount of return was computed by comparing these returns with the returns actually achieved by the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) in which all employees participate and which invests primarily in the Company’s common stock with the balance in cash equivalent investments.  As of December 31, 2011, the ESOP had 82% of its investments in the Company’s common stock and the balance of 18% in cash equivalent investments.  The return in 2011 for the Company’s common stock was 11.13% while the cash equivalent and equity investments had a combined return of -1.51%.

(5)
For each of the Company Named Executive Officers, the figures shown consist of contributions in the following amounts made by the Bank to the Profit Sharing Plan and ESOP for the last three fiscal years.  For each of the Bank Named Executive Officers, the figures include contributions in the following amounts made by the Bank to the Profit Sharing Plan, ESOP and Bank matching contributions to the 401(k) Plan for the last three fiscal years:

	Defined	Employee Stock		Total
	Contribution Profit	Ownership	401(k)	All Other
	Sharing Plan	Plan	Plan	Compensation
Company
Dwight O. Seegmiller
2011	$-	$22,050	$-	$22,050
2010	-	24,500	-	24,500
2009	-	15,925	-	15,925

James G. Pratt
2011	-	22,050	-	22,050
2010	-	24,500	-	24,500
2009	-	15,925	-	15,925

Bank
Timothy D. Finer
2011	-	12,954	1,439	14,393
2010	-	13,921	1,392	15,313
2009	-	9,235	1,421	10,656

Marty J. Maiers
2011	-	15,056	1,678	16,734
2010	-	16,258	1,626	17,884
2009	-	11,075	1,704	12,779

Steven R. Ropp
2011	-	12,954	1,439	14,393
2010	-	13,921	1,393	15,314
2009	-	9,397	1,446	10,843

Bradford C. Zuber
2011	-	14,743	1,638	16,381
2010	-	15,852	1,585	17,437
2009	-	10,699	1,645	12,344

(6)	For each of the Named Executive Officers, the figures shown include the gain on stock options exercised detailed as follows:

		Gain on Stock
Name	Year	Options Exercised ($)

Timothy D. Finer	2011	$ 104,000

Marty J. Maiers	2011	41,600
	2010	32,021

Steven R. Ropp	2011	34,670
	2010	28,000
	2009	24,602

Bradford C. Zuber	2011	29,073
	2010	9,849
	2009	26,830

Neither of the Company Named Executive Officers nor any of the Bank Named Executive Officers were granted any stock, stock options or other equity awards in 2011.  Neither of the Company’s Named Executive Officers had any options vested nor unvested outstanding as of year-end 2011.  Outstanding options for Bank Named Executive Officers are shown in the following table.  As noted above, the compensation paid to the Company Named Executive Officers and Bank Named Executive Officers consists of base salary, cash bonuses, where appropriate, and participation in the salary deferral plan and the Bank’s ESOP.

The Company and the Bank do not have any qualified or non-qualified defined benefit plans.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the applicable Bank Named Executive Officer outstanding as of December 31, 2011.  Neither of the Company Named Executive Officers had unexercised options, stock that has not vested nor equity incentive plan awards.

Name	# of Securities Underlying Options (#) Exercisable	# of Securities Underlying Unexercisable Options (#) Unexercisable	Equity Incentive Plan Awards # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	# of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have NotVested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Timothy D. Finer	3,000	-	-	$29.33	01/07/13	-	$-	-	$-
	3,000	-	-	33.67	12/31/13	-	-	-	-

Marty J. Maiers	2,400	-	-	29.33	01/07/13	-	-	500	32,000

Steven R. Ropp	1,040	-	-	29.33	01/07/13	-	-	500	32,000

Options Exercised and Stock Vested Table

The following table provides information concerning exercises of stock options and similar instruments, and vesting of stock, during the fiscal year ended December 31, 2011 for the applicable Bank Named Executive Officers on an aggregate basis.  Neither of the Company Named Executive Officers exercised stock options nor had any stock vest during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)

Timothy D. Finer	3,000	$104,000	-	$-

Marty J. Maiers	1,200	41,600	-	-

Steven R. Ropp	1,000	34,670	-	-

Bradford C. Zuber	800	29,073	-	-

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Deferred Compensation Plan for the Company Named Executive Officers.  The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.  The Bank Named Executive Officers are not eligible to participate in the Deferred Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate Withdrawals/	Aggregate
	Contributions	Contributions	Earnings	Distributions	Balance at
	in 2011 ($)(1)	in 2011 ($)(1)	in 2011 ($)(2)	during 2011 ($)	December 31, 2011 ($)

Dwight O. Seegmiller	$38,141	$16,091	$310,798	None	$3,121,258

James G. Pratt	17,329	6,831	72,314	None	733,140

NOTES

(1)
The amounts included in the Executive Contributions and Registrant Contributions columns are also included in the “Salary” column and the “Bonus” columns, respectively, in the Summary Compensation Table.  Amounts shown as Executive Contributions represent voluntary salary deferral elections by the named executive.

(2)
Amounts included in this column of $60,585 for Dwight O. Seegmiller and $14,133 for James G. Pratt are also included in the “Change in Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.  These amounts represent the market returns on deferred compensation balances.

Termination and Change in Control Payments

Under the terms of the Incentive Stock Plan, in the event of a change in control of the Company, any outstanding restrictions on awards will lapse and all awards will become immediately vested and fully exercisable in either cash or stock.  As of December 31, 2011, as indicated above, the Bank Named Executive Officers have outstanding stock options totaling 9,440 shares and the Company Named Executive Officers have no outstanding options.

There are no employment contracts, termination of employment agreements, change in control agreements or other arrangements with the executive officers of the Company and the Bank that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of the Company, a change in an executive officer’s responsibilities, or an executive officer’s termination of employment, including resignation, severance, retirement, or constructive termination.

LOANS TO AND CERTAIN OTHER TRANSACTIONS
WITH EXECUTIVE OFFICERS AND DIRECTORS

Certain of the officers and directors of the Company, their associates or members of their families, were customers of, and have had transactions with, the Bank from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Bank, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

During the past year, the Bank and the Company have maintained business relationships with certain companies partially owned or operated by members of the Board of Directors of the Company through the purchase of varying amounts of goods and services from such companies. Under the Compensation and Incentive Stock Committee Interlocks and Insider Participation section of the Proxy Statement is information regarding business transactions with two Directors where the amounts involved exceed $120,000.

The noted business relationships have been entered into in the ordinary course of business of the Bank and consider among other factors the prices charged for the goods and services by similar businesses in the area, the vendors’ quality and timely service history and the vendor’s banking relationships with the Bank.  Management of the Company anticipates that the Bank and the Company will continue to maintain such business relationships in the future on a similar basis to the extent that such goods and services are required by the Bank and the Company.

It is the policy of the Board of Directors to review and approve any new transactions that would exceed the $120,000 disclosure requirement.  On a yearly basis, the Board of Directors reviews information on any existing and ongoing transactions with the Directors as disclosed under the Compensation and Incentive Stock Committee Interlocks and Insider Participation section.

RISK MANAGEMENT AND COMPENSATION POLICIES AND PRACTICES

The compensation policies and practices of the Company and the Bank are not believed to create risks that are reasonably likely to have a material adverse effect on operations or financial results.  The compensation policies and practices of the Company and the Bank are not designed to provide enormous bonuses and do not encourage employees to take undue amounts of risk.   The incentives provided to employees are designed to encourage sound performance over time rather than the pursuit of immediate high-risk profits.   The policies and practices of the Company and the Bank include controls that mitigate the potential impact of compensation policies that might otherwise create unacceptable levels of risk.

AUDIT COMMITTEE
Audit Committee Report

The report of the Audit Committee that follows shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

The Board of Directors has adopted a written charter for the Audit Committee.  A copy of the charter is available on the Company’s website at www.hillsbank.com under the heading of Hills Bancorporation.

March 9, 2012

To the Board of Directors:

The Audit Committee consists of the following members of the Board of Directors:  James A. Nowak, Theodore H. Pacha and Ann Marie Rhodes. As noted above, the Board of Directors has determined that Mr. Nowak, chairman of the Audit Committee, is a “financial expert” as defined under SEC regulations.  Each of the members of the Audit Committee is independent as defined under the rules of NASDAQ.

The Audit Committee has:

•
reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2011 with its management and KPMG LLP, the Company’s independent registered public accounting firm;

•
discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in 3200T; and

•
received and reviewed the written disclosures and letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and we have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.
Audit Committee

James A. Nowak, Chairman
Theodore H. Pacha
Ann Marie Rhodes

Audit and Other Fees

Aggregate fees billed to the Company for the years ending December 31, 2011 and 2010 by the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”) are as follows:

	Years Ended December 31,

	2011	2010

Audit fees (1)	$112,000	$116,600
Audit-related fees (2)	115,000	90,900
Tax fees (3)	15,650	14,800
All other fees	-	-
Total Fees	$242,650	$222,300

NOTES:
(1)
Audit fees related to the audit of the Company’s annual financial statements for the fiscal years 2011 and 2010 and for its required reviews of the Company’s unaudited interim financial statements included in its Form 10-Q for the years 2011 and 2010.

(2)
The audit-related fees related to the audit of the effectiveness of the Company’s internal control over financial reporting conducted in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and services relating to evaluation of the Company’s internal controls as required by the Federal Deposit Insurance Corporation Improvement Act, as amended, and, for 2011, services provided for registration statements filed with the SEC for the Company’s 2011 stock offering.

(3)	Tax fees generally related to professional service rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policy

The Company’s Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the independent registered public accounting firm for that purpose.  The charter of the Audit Committee sets forth this approval requirement.  All of the audit fees, audit-related fees and the tax fees for 2011 and 2010 were pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as the auditor for the Company for 2012.  Representatives of KPMG LLP are expected to be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS BY SHAREHOLDERS

Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2013 must be received by the Company no later than November 16, 2012 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Proposals should be submitted to the Company at its principal executive offices at 131 Main Street, Hills, Iowa 52235.  Proposals from shareholders for next year’s annual meeting received by the Company after January 30, 2013 will be considered untimely.  With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors.  The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 16, 2012 but prior to January 30, 2013, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

BOARD NOMINATING PROCESS

The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions. Historically, changes in the membership of the Company’s Board of Directors have been relatively infrequent.  In the view of the Board of Directors, the amount of nominating activity does not justify the establishment of such a committee.  The Board of Directors has directly performed, and expects that it will continue to directly perform, all nominating functions.  Therefore, the Board of Directors has concluded that such a committee is not needed.  In connection with its performance of such nominating functions, the Board of Directors does not have a charter.

All directors participate in the consideration of director nominees.  Each of the directors, with the exceptions of Mr. Seegmiller and Mr. Hodge, is independent as defined under the rules of NASDAQ.  If one or more positions on the Board of Directors were to become vacant for any reason, the vacancy would be filled by the Board of Directors, and in such event all directors would participate in the selection of a person to fill each such vacancy.

The process by which the Board identifies and evaluates nominees for Director is described below.  The size of the Board is established by the Company’s Bylaws.  In the event an anticipated vacancy would reduce the number of Directors to less than eleven, the Board will consider various potential candidates for Director.  Candidates may come to the attention of the committee through current Board members, shareholders, or other persons.  Nominees recommended by shareholders will be evaluated in the same manner as other nominees.  The Board has never paid fees to any third party to identify, evaluate, or to assist in identifying or evaluating, potential nominees, and it does not anticipate that it will be necessary to do so in the future.

The Board is not obligated to nominate any particular candidate for election.  Candidates will be evaluated at meetings of the Board. In evaluating possible candidates for membership on the Board of Directors, the Board will seek to achieve a balance of knowledge, experience, and capability on the Board and will consider the qualifications of possible candidates based on the criteria described below.  Members of the Board should have the highest professional and personal ethics and values, excellent personal and professional reputations, and must satisfy any necessary regulatory requirements to serve as directors. They should have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to furthering the long-term as well as short-term interest of the Company and its shareholders, and in doing so they should be willing to consider the effect of any action on the Company’s shareholders, employees, suppliers, creditors and customers, and on the communities in which the Company and its subsidiary operate.  They should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all directors’ duties for the Company.  The Board deems it a requirement that members of the Board reside within the trade area of the Bank and the Company.  The Board of Directors reserves the right to modify these qualifications from time to time.  The Board nominating process has no formal diversity policy.  However, the Board of Directors is committed to considering diversity including experience, gender and ethnicity in the nomination process.

The two new candidates included for consideration under Proposal 1 were identified by members of the existing Board of Directors.  The Board initially requested its member to submit the names of any individuals believed to meet the foregoing criteria for Board membership.  After several meetings discussing the merits of all persons recommended for consideration by members of the Board, the Board ultimately determined that the two nominees selected possess the strongest qualifications of all recommended individuals.

In general, advance notice of the shareholder’s intention to nominate a candidate for election to the Board must be given to the Company’s Treasurer.  In order to be considered for nomination by the Board of Directors in connection with the Annual Meeting of Shareholders to be held in 2013, such advance notice of nominations must be received by the Company no later than November 19, 2012.  A shareholder’s advance notice of nomination should set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (B) the number of shares of Common Stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the nomination, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to place such candidate in nomination for election as a director.  All candidates that meet the criteria to be considered for nomination will be evaluated by the Board of Directors as indicated in the previous paragraph.

COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board of Directors has established a process for shareholders of the Company to send communications to the Board. Any shareholder desiring to communicate with the Board or one or more individual Board members may write to the Treasurer of the Company at the following address:

Hills Bancorporation
Board of Directors
c/o Treasurer
131 Main Street
Hills, IA 52235

The Treasurer of the Company has been instructed to forward all such communications to all Board members. The Board of Directors has adopted a policy requiring that a copy of all communications addressed to any member of the Board of Directors in his or her capacity as a director be promptly provided to the Treasurer of the Company for distribution to all other members of the Board of Directors. All directors will review any communication from a shareholder directed to the Board of Directors or to any one or more individual Board members in such capacity. The President and Chief Executive Officer of the Company will determine if any shareholder communication not addressed to Board members should be reviewed by the Board.

AVAILABILITY OF FORM 10-K REPORT

Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K), including the financial statements and schedules thereto, for the fiscal year of the Company ended December 31, 2011, are made available by the Company, through its internet website (www.hillsbank.com) free of charge, by a link to the internet website of the Securities and Exchange Commission (www.sec.gov).

OTHER MATTERS

Management of the Company knows of no other matters which will be presented for consideration at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend to present any such other business. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

A copy of the Annual Report of the Company for the year ended December 31, 2011, is being mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

By Order of the Board of Directors

/s/ Dwight O. Seegmiller

March 16, 2012	Dwight O. Seegmiller
Hills, Iowa	President and CEO

Exhibit A

2012 HILLS BANCORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.	Purposes

The 2012 Hills Bancorporation Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of Hills Bancorporation, an Iowa corporation, and its wholly-owned subsidiary, Hills Bank and Trust Company, with an opportunity to share in the ownership of the Company by providing them with a convenient means to purchase shares of the common stock of Hills Bancorporation through payroll deductions.

This Plan was approved by the Board of Directors of the Corporation on February 28, 2012 and is being submitted for approval by the stockholders of the Corporation at the 2012 Annual Meeting of Stockholders.

2.	Definitions

A.
“Agent” means the Trust Department of the Hills Bank and Trust Company, or such brokerage firm, trust department or other firm as may be appointed by the Board of Directors to carry out the functions assigned to the Agent by the terms of this Plan.

B.	“Board of Directors” means the Corporation’s Board of Directors.

C.	“Committee” means the committee appointed by the Board of Directors and delegated the authority to administer the Plan pursuant to Section 16 below.

D.	“Corporation” means Hills Bancorporation, an Iowa corporation.

E.	“Code” means the Internal Revenue Code of 1986, as amended.

F.	“Common Stock” means the Corporation’s common stock, no par value.

G.
“Compensation” means the cash compensation paid by the Corporation or a Subsidiary to a Participant during an Offering Period.  This amount shall include any amount that the Participant has elected to defer for federal income tax purposes under any 401(k) savings plan, Section 125 cafeteria plan or deferred compensation plan maintained by the Corporation or a Subsidiary.  Compensation shall not include any amount paid to the Participant that (i) is paid during the relevant Offering Period under any employee benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) is not paid to the Participant in cash; or (iii) except as otherwise provided in the preceding sentence, is not included in the income of the Participant for federal income tax purposes.

H.	“Enrollment Form” means the enrollment form described below, in such form as may be approved by the Committee from time to time.

I.
“Market Price” means the value of a share of the Common Stock as of a particular date, determined on the basis of the most recent quarterly independent stock appraisal received by the Corporation or by such other method as shall be specified by the Committee.

J.
“Offering” means an offer made by the Corporation to eligible employees, permitting them to purchase shares of Common Stock with payroll deductions accumulated during an Offering Period, on the terms and conditions described in this Plan.

K.	“Offering Date” means July 1, 2012, and the first day of each Offering Period thereafter.

L.	“Offering Period” means the period from July 1, 2012 through September 30, 2012, and each calendar quarter thereafter.

M.	“Participant” means an eligible employee who has enrolled in the Plan for an Offering Period, authorized payroll deductions for the purchase of Common Stock and has an account under this Plan.

N.
“Proceeds” means the total amount accumulated for the benefit of the Participant during a single Offering Period, comprised of the aggregate of the payroll deductions taken from the Participant’s Compensation during such Offering Period together with dividends thereon.

O.
“Purchase Date” means the last business day of each Offering Period, or, at the discretion of the Committee, such subsequent business day or days on which shares of Common Stock are to be purchased with the Proceeds accumulated for Participants during the Offering Period.

P.	“Subsidiary” means Hills Bank and Trust Company, and any other corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

3.	Eligibility

Each employee of the Corporation and the Subsidiary shall be eligible to purchase shares of Common Stock in Offerings under this Plan, provided that no employee shall be eligible if such employee:

A.	has not been employed for at least three (3) months as of the Offering Date for the Offering Period;

B.
owns, at the beginning of the Offering Period, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Corporation stock, applying the rules of Code Section 424(d) in determining stock ownership, or

C.	is an employee whose customary employment at the beginning of the Offering Period is twenty hours or less per week.

4.	Employee Enrollment and Payroll Deductions

A.
An eligible employee shall become a Participant in the Plan for any Offering Period by completing and filing with the Corporation an Enrollment Form, which Enrollment Form shall include a payroll deduction authorization together with instructions to use the deductions to purchase shares of Common Stock under the Plan.  This Enrollment Form must be filed at least five (5) business days prior to the Offering Date for that Offering Period.

B.
In the Enrollment Form, each Participant shall choose a payroll deduction in a whole percentage from 1% to 15% of his or her Compensation, provided that the Participant’s total payroll deduction for the Offering Period shall not be more than $2,500 per Offering Period.

C.
As of each pay day during each Offering Period, the Corporation or Subsidiary will deduct the specified percentage amount from the Compensation payable to each Participant. The Corporation will hold each Participant’s Proceeds in non-interest bearing accounts until each Participant’s proceeds are used to purchase shares. A Participant may not make any separate cash payment into such account.

D.
A Participant may not increase or reduce the amount of Participant’s payroll deductions until the next Offering Date, except Participant may reduce the amount of Participant’s payroll deductions to 0% and withdraw from participation in the Plan, as described in Section 8.

E.
Each Participant returning an Enrollment Form for an Offering Period shall be given the right to purchase shares of Common Stock on the Purchase Date for the Offering Period.  Unless the Participant withdraws pursuant to Section 8, the Participant shall be deemed to have elected to use all of the Proceeds accumulated on behalf of the Participant during the Offering Period to purchase shares on the Purchase Date.

5.	Purchase Price

The price to Participants for each share to be purchased on the Purchase Date for an Offering Period shall be the lesser of:

A.	the Market Price on the Offering Date, or

B.	the Market Price on the Purchase Date.

6.	Method of Purchase

On each Purchase Date, the Proceeds accumulated on behalf of each Participant during the Offering Period will be applied to purchase shares of Common Stock of the Corporation.  These shares will be purchaseddirectly from the Corporation, or, at the discretion of the Committee, through purchases of shares of Common Stock on the open market. If however, the Proceeds are used to purchase shares on the open market, the number of shares purchased on the open market on any Purchase Date shall be limited to the average daily trading volume of the Common Shares for the prior ten business days.  If the number of shares the Agent would otherwise be purchasing with Proceeds for the Offering Period exceeds this limit, the remainder of the shares for that Offering Period shall be purchased directly from the Corporation.

No fractional shares shall be purchased for any Participant.  That portion of the Proceeds accumulated on a Participant’s behalf which exceeds the amount needed to purchase full shares, rounded down to the nearest full share, shall be retained in the Participant’s account and added to the Proceeds accumulated during the subsequent Offering Period.

7.	Minimum and Maximum Purchases in Offering

Notwithstanding the foregoing, the maximum and minimum number of shares of Common Stock an eligible employee may purchase in any Offering Period shall be limited as follows:

A.
The minimum payroll deduction permitted during an Offering Period shall not be less than 1 percent of the Participant’s compensation during the Offering Period.  If the amount withheld during the Offering Period should be less than the amount needed to purchase at least one full share of Common Stock, the withheld amounts may be retained and carried over for use in a subsequent Offering.

B.
The maximum number of shares an eligible employee may purchase in an Offering Period shall be shares with a total Market Price of $2,500, calculated using the Market Price on the Offering Date for the Offering Period.

8.	Withdrawal from Offering

A Participant may give written notice to the Corporation or the Subsidiary of his or her intent to revoke his or her election to participate in the current Offering under the Plan, reduce the amount of payroll deductions to 0% and withdraw the entire cash balance already accumulated on his or her behalf during the Offering Period.  Such written notice shall be effective only if received at least five (5) business days prior to the Purchase Date for the Offering Period.  Such withdrawal will terminate the Participant’s right to purchase any shares of Common Stock under this Plan for that Offering Period.  In addition, a Participant who withdraws shall not be eligible to enroll in any subsequent Offering under the Plan beginning prior to January 1 of the next calendar year, and not unless a new Enrollment Form has been filed at least 20 days prior to the Offering Date for such subsequent Offering.

9.	Issuance of Shares

Shares purchased on behalf of a Participant in an Offering under the Plan shall initially be issued in “book entry” form, and held by the Agent as custodian until such time as the Participant may request in writing that the shares of Common Stock in his or her account be distributed to the Participant.

The Corporation and the Agent may establish such rules and procedures as they, in their discretion, determine to be necessary or desirable with respect to distributions of shares purchased under this Plan, including any rules imposing limits on such distributions or restricting the timing or frequency of such distributions they may determine to be suitable.

10.	Rights as a Shareholder; Dividends

A.
A Participant shall have no rights as a shareholder with respect to any shares of Common Stock offered to the Participant with respect to an Offering Period hereunder until the shares have been purchased on the Participant’s behalf on the Purchase Date for that Offering Period.  In regard to shares paid for and in a Participant’s account, the Participant shall have all rights accruing to an owner of record of such shares, including voting rights and the right to receive dividends.

B.
The dividends payable on the shares of Common Stock in the Agent’s custody shall be allocated to the Proceeds accounts of Participants, in proportion to the number of shares held on each Participant’s behalf, and then distributed to the affected Participants (unless a Participant has requested that such shares be re-invested pursuant to any dividend reinvestment plan implemented by the Corporation).

11.	Termination of Employment

As soon as administratively practicable after the termination of a Participant’s employment with the Subsidiary or Corporation for any reason other than death, the Participant’s Proceeds accumulated during the Offering Period in which his employment terminated will be refunded, and any shares of Common Stock held on the Participant’s behalf by the Agent will be distributed in kind.  As an alternative to the latter, the terminated Participant may request that the Agent sell the shares of Common Stock in the account and forward the net proceeds to the Participant.

12.	Nontransferablity

Neither payroll deductions credited to the account of a Participant nor the Participant’s right and option to purchase shares of Common Stock under the Plan may be assigned, transferred, or alienated.

13.	Beneficiary Designation and Rights

A Participant may file a written beneficiary designation, or a revision thereof.  In the absence of such designation, or if the named beneficiary predeceased the Participant, the Participant’s estate shall be deemed to be the beneficiary.  In the event of the Participant’s death, the Proceeds of the current Offering shall be applied to the purchase of shares on the next Purchase Date, and deliver all the Common Stock held for the deceased Participant to the beneficiary, together with any remaining Proceeds, subject to receipt of the Participant’s death certificate and satisfactory evidence of the beneficiary’s identity and acceptance of the Common Stock and Proceeds.  The beneficiary shall have no rights under the Plan during the Participant’s lifetime.

14.	Shares Authorized; Change in Corporate Structure and Capitalization

A.
Subject to adjustment upon changes in the capitalization of the Corporation as provided in Section 14B below, the maximum number of shares of Common Stock which shall be made available for purchase under this Plan is 50,000 shares.  The shares of Common Stock purchased under the Plan shall be authorized but unissued shares of the Corporation’s Common Stock or unissued treasury shares held by the Corporation, or, at the discretion of the Committee, shares of Common Stock purchased by the Agent in transactions on the open market.

B.
In the event of any change in the number of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Corporation, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and law, in the number and kind of shares which may be offered under the Plan, both in the aggregate and as to each Participant, the number of shares then subject to offerings theretofore made, and the price of shares offered under the Plan.

15.	Securities Laws

The Corporation shall not be obligated to issue any Common Stock pursuant to the Plan at any time when the shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Corporation or the Board of Directors deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.  Further, all Common Stock acquired pursuant to the Plan shall be subject to, and may be sold only in a manner consistent with any policies concerning compliance with securities laws and insider trading, as the same may be implemented from time to time.

16.	Administration

A.
The Plan shall be administered by the Compensation Committee of the Board of Directors, or to other committee which may be appointed by the Board for this purpose (the “Committee”).    The members of such Committee shall serve at the pleasure of the Board of Directors.

B.
The interpretation and construction of any provision of the Plan, and the adoption of rules for administering the Plan, shall be made by the Committee.  Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Corporation and all Participants, their beneficiaries and legal representatives.  Any rule adopted by the Committee shall remain in full force and effect unless and until amended or repealed by the Committee or by the full Board of Directors.

C.
The Committee shall have the right to appoint the Subsidiary’s trust department as the Agent, or, in its discretion, appoint any other entity or person to serve as the Agent, and to delegate to them certain functions or services to be performed in connection with Plan administration, and to name successors.

D.
The Agent retained by the Committee will perform the record keeping functions under the Plan, and, using the information provided to it by the Corporation, will account for each Participant’s deductions and maintain each Participant’s account.

E.
The Agent will mail to each Participant’s home address a quarterly statement showing the number of shares of Common Stock held beneficially for the Participant, the amount of cash in the Participant’s Proceeds account, and any purchases of shares in the Offering Period that closed during the calendar quarter reflected in the statement.

F.
If at any time the number of shares which would otherwise be purchased by Participants under this Plan during an Offering Period shall exceed the number of shares authorized for purchase under the Plan on a certain Purchase Date, the number of shares which may be purchased by each Participant shall be reduced proportionately.  Payroll deductions not able to be used shall, at the Committee’s discretion, remain in the Participant’s Proceeds account to be used to purchase shares in future Offering Periods or be refunded to the affected Participants.

17.	Amendment and Termination

The Board of Directors may at any time terminate or amend the Plan, provided that no amendment may be made without approval of the shareholders of the Corporation if such amendment would increase the number of shares which may be available under the Plan, except by operation of Section 14 B. of the Plan.

18.	Miscellaneous Matters

A.
On each Purchase Date, the Corporation or Subsidiary shall determine the amount of taxable income (if any) each Participant must recognize in connection with the purchase of shares on that Purchase Date.  The Participant must make adequate arrangements, satisfactory to the Corporation, for payment of the Corporation’s federal, state or other payroll tax withholding obligations (if any) which arose on the purchase of shares under this Plan.  The Corporation may withhold from the Participant’s Compensation the amounts necessary for the Corporation to satisfy its payroll tax withholding obligations.

B.
Participation in this Plan shall not be construed to give any eligible employee any right to continued employment with the Corporation or a Subsidiary, or to give the eligible employee any employment status other than that of an “at will” employee.

19.	Legal Status of Plan

This Plan and rights to purchase shares of Common Stock under this Plan shall be governed by the laws of the state of Iowa.   This Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  This Plan is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

20.	Shareholder Approval

The effectiveness of this Plan is subject to its approval by the Corporation’s shareholders at the 2012 Annual Meeting of Shareholders.

Hills Bancorporation

131 Main Street • Hills, Iowa 52235

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors unanimously recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors:

One director for a two year term:

	For	Withhold
01 - Emily A. Hughes	☐	☐

Four directors for a three year term:

	For	Withhold
02 - Michael S. Donovan	☐	☐
03 - Thomas J. Gill, D.D.S.	☐	☐
04 - Dwight O. Seegmiller	☐	☐
05 - Thomas R. Wiele	☐	☐

	For	Against	Abstain
2. Approval of executive compensation.	☐	☐	☐
3. Approval of 2012 Employee Stock Purchase Plan.	☐	☐	☐
4. Approval of Independent Registered Public Accountant.	☐	☐	☐

5. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign exactly as name(s) appears on this proxy. When signing as an attorney, executor, administrator, trustee, guardian, or another representative capacity please give your full title as such. Proxies by a corporation should be signed in its name by an authorized officer. Proxies by partnership should be signed in its name by an authorized person. If more than one name appears, all persons so designated should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 3 1 6 2 3 2

01FB4B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HILLS BANCORPORATION

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Monday, April 16, 2012

The undersigned hereby constitutes and appoints Theodore H. Pacha, Ann Marie Rhodes and James G. Pratt, or any one or more of them, the proxies and attorneys of the undersigned, each with full power of substitution (the action of majority of them or their substitutes present and acting to be in any event controlling), for and in the name, place, and stead of the undersigned to attend the Annual Meeting of Shareholders of HILLS BANCORPORATION (the "Corporation") to be held at the Hills Community Center, Hills, Iowa, on Monday, April 16, 2012, at 4:00 p.m. local time, and any adjournment thereof, and to vote as directed herein all shares of common stock of the Corporation held of record by the undersigned on March 2, 2012, with all powers the undersigned would possess if personally present at such meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR proposals 1, 2, 3 and 4, and in accordance with the recommendations of management on all matters for which notice was not received by the Company at least 45 days before the mailing date of the Company's proxy materials for the immediately preceding Annual Meeting of Shareholders.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED ON REVERSE SIDE)